United States

Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

                      December 20, 2023

Date of Report (Date of earliest event reported)

International Seaways, Inc.

(Exact Name of Registrant as Specified in Charter)

            1-37836-1

Commission File Number

Marshall Islands	98-0467117
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

600 Third Avenue, 39th Floor

           New York, New York 10016

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code (212) 578-1600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Symbol	Name of each exchange on which registered
Common Stock (no par value)	INSW	New York Stock Exchange
Rights to Purchase Common Stock	N/A	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On December 20, 2023, International Seaways, Inc. (the “Company”) updated and renewed its “at the market” offering program in connection with general corporate housekeeping and entered into an Equity Distribution Agreement (the “Distribution Agreement”) with Evercore Group L.L.C. and Jefferies LLC, as sales agents (the “Sales Agents”), to issue and sell through or to the Sales Agents, from time to time, shares of its Common Stock, no par value (the “Common Stock”), in “at the market” offerings having an aggregate gross sales price of up to $100,000,000. Each Sales Agent will receive from the Company a commission of up to 3.0% of the gross sales price of all common shares sold through it as sales agent under the Distribution Agreement.

As of the date hereof, the Company has neither sold nor undertaken to sell any shares pursuant to the Distribution Agreement. Sales of shares of Common Stock made pursuant to the Distribution Agreement, if any, will be made pursuant to the Company’s prospectus supplement, dated December 20, 2023 (the “Prospectus Supplement”), which was filed with the U.S. Securities and Exchange Commission (the “SEC”) on such date, and the Company’s automatic shelf registration statement on Form S-3 (File No. 333-269002) (the “Registration Statement”) filed with the SEC on December 23, 2022 (collectively with the Prospectus Supplement, the “Prospectus”). The Company’s trading blackout period is currently in effect, and the next potential trading window will not occur until at least March 1, 2024.

The sale of shares under the Distribution Agreement (if any), through or to the Sales Agents, will be through transactions deemed to be “at the market” offerings as defined in Rule 415 under the Securities Act of 1933 (the “Securities Act”), on or through the facilities of the New York Stock Exchange (the “NYSE”), on any other existing trading market for the shares or to or through a market maker, by any other method permitted by law, including, without limitation, privately negotiated transactions at prices prevailing in the market at the time of sale or as otherwise agreed with the Sales Agents pursuant to the Distribution Agreement. The Company has no obligation to sell any of the Shares, and may at any time suspend offers under the Agreement or terminate the Agreement.

The Company made certain customary representations, warranties and covenants concerning the Company and the Common Stock in the Distribution Agreement and agreed to provide indemnification and contribution to the Sales Agents against certain civil liabilities, including liabilities under the Securities Act. The Company has also agreed to reimburse the Sales Agents for certain expenses in certain circumstances, including fees and disbursements related to their legal counsel, in an amount not to exceed $75,000.

The Distribution Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K. The description of the Distribution Agreement does not purport to be complete and is qualified in its entirety by reference to the Distribution Agreement. The opinion of the Company’s counsel regarding the validity of the shares that will be issued pursuant to the Distribution Agreement and the Prospectus is filed herewith as Exhibit 5.1.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Section 9 – Financial Statements and Exhibits

Item 9.01	Exhibits.

The following exhibits are filed with this Current Report on Form 8-K:

(d) Exhibits

Exhibit No.	Description

1.1	Distribution Agreement dated December 20, 2023 among International Seaways, Inc. and Evercore Group L.L.C. and Jefferies LLC.
5.1	Opinion and consent of Reeder & Simpson, P.C.
5.2	Opinion and consent of Cleary Gottlieb Steen & Hamilton LLP
23.1	Consent of Reeder & Simpson, P.C. (included in Exhibit 5.1 hereto)
23.2	Consent of Cleary Gottlieb Steen & Hamilton LLP (included in Exhibit 5.2 hereto)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL SEAWAYS, INC.
(Registrant)

Date: December 20, 2023	By	/s/ James D. Small III
		Name:	James D. Small III
		Title:	Chief Administrative Officer, Senior Vice President, Secretary and General Counsel

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